Exhibit 4.50
TENTH SUPPLEMENTAL INDENTURE
SUBSIDIARY GUARANTEES
TENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 28, 2021, among the subsidiary guarantor listed on Schedule I hereto (the “Guaranteeing Subsidiary”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), the other subsidiary guarantors party hereto and Wilmington Trust, National Association, as trustee under the indenture referred to below (the “Trustee”).
WITNESSETH
WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) that certain Indenture (the “Base Indenture”), dated as of June 11, 2019, among the Company and the Trustee, (ii) that certain Supplemental Indenture (the “First Supplement”), dated as of June 11, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,200,000,000 of 3.55% Senior Secured Notes due 2024 (the “2024 Notes”) and aggregate principal amount of $800,000,000 of 4.30% Senior Secured Notes due 2029 (the “2029 Notes”), (iii) that certain Second Supplemental Indenture, dated as of August 30, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Second Supplement”), (iv) that certain Third Supplemental Indenture, dated as of October 25, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Third Supplement”), (v) that certain Fourth Supplemental Indenture, dated as of November 15, 2019, among the Company, the Subsidiary Guarantors party thereto and the Trustee, providing for the issuance of $800,000,000 of 3.70% Senior Secured Notes due 2027 (the “2027 Notes” and, collectively with the 2024 Notes and the 2029 Notes, the “Notes”) (the “Fourth Supplement”), (vi) that certain Fifth Supplemental Indenture, dated as of January 31, 2020, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Fifth Supplement”, (vii) that certain Sixth Supplemental Indenture, dated as of March 26, 2020, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Sixth Supplement”), (viii) that certain Seventh Supplemental Indenture, dated as of October 7, 2020, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Seventh Supplement”), (ix) that certain Eighth Supplemental Indenture, dated as of January 8, 2021, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Eighth Supplement”), and (x) that certain Ninth Supplemental Indenture, dated as of July 29, 2021, among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Ninth Supplement” and, together with the Base Indenture, the First Supplement, the Second Supplement, the Third Supplement, the Fourth Supplement, the Fifth Supplement, the Sixth Supplement, the Seventh Supplement, and the Eighth Supplement, the “Indenture”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Section 9.01 of the Base Indenture and Sections 4.07 and 9.01 of the First Supplement and the Fourth Supplement, the Trustee, the Company and the other Subsidiary Guarantors are authorized and required to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the

Trustee, the Company and the other Subsidiary Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture, First Supplement or Fourth Supplement, as applicable.
2.    Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indentures. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Subsidiary Guarantor for purposes of Article 10 of the First Supplement and the Fourth Supplement, including, without limitation, Section 10.02 thereof.
3.    NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
4.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
7.    Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first written above.

ANGUS SOLAR, LLC,
as the Guaranteeing Subsidiary

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Tenth Supplemental Indenture]

VISTRA OPERATIONS COMPANY LLC,
as the Company

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Tenth Supplemental Indenture]

AMBIT CALIFORNIA, LLC	LUMINANT ET SERVICES COMPANY LLC
AMBIT ENERGY HOLDINGS, LLC	LUMINANT GAS IMPORTS LLC
AMBIT HOLDINGS, LLC	LUMINANT GENERATION COMPANY LLC
AMBIT ILLINOIS, LLC	LUMINANT MINING COMPANY LLC
AMBIT MARKETING, LLC	LUMINANT POWER GENERATION INC.
AMBIT MIDWEST, LLC	LUMINANT POWER LLC
AMBIT NEW YORK, LLC	MASSPOWER, LLC
AMBIT NORTHEAST, LLC	MIAMI FORT POWER COMPANY LLC
AMBIT TEXAS, LLC	MIDLOTHIAN ENERGY, LLC
BELLINGHAM POWER GENERATION LLC	MILFORD POWER COMPANY, LLC
BIG BROWN POWER COMPANY LLC	MORRO BAY ENERGY STORAGE 1, LLC
BIG SKY GAS, LLC	MORRO BAY ENERGY STORAGE 2, LLC
BIG SKY GAS HOLDINGS, LLC	MORRO BAY POWER COMPANY LLC
BLACKSTONE POWER GENERATION LLC	MOSS LANDING ENERGY STORAGE 1, LLC
BLUENET HOLDINGS, LLC	MOSS LANDING ENERGY STORAGE 2, LLC
BRIGHTSIDE SOLAR, LLC	MOSS LANDING ENERGY STORAGE 3, LLC
CALUMET ENERGY TEAM, LLC	MOSS LANDING ENERGY STORAGE 4, LLC
CASCO BAY ENERGY COMPANY, LLC	MOSS LANDING POWER COMPANY LLC
CINCINNATI BELL ENERGY LLC	NCA RESOURCES DEVELOPMENT COMPANY LLC
COFFEEN AND WESTERN RAILROAD COMPANY	NEPCO SERVICES COMPANY
COLETO CREEK POWER, LLC	NORTHEASTERN POWER COMPANY
COLETO CREEK ENERGY STORAGE LLC	OAK GROVE MANAGEMENT COMPANY LLC
COMANCHE PEAK POWER COMPANY LLC	OAK HILL SOLAR LLC
CORE SOLAR SPV I, LLC	OAKLAND ENERGY STORAGE 1, LLC
CRIUS ENERGY, LLC	OAKLAND ENERGY STORAGE 2, LLC
CRIUS ENERGY CORPORATION	OAKLAND ENERGY STORAGE 3, LLC
CRIUS SOLAR FULFILLMENT, LLC	OAKLAND POWER COMPANY LLC
DALLAS POWER & LIGHT COMPANY, INC.	ONTELAUNEE POWER OPERATING COMPANY, LLC
DICKS CREEK POWER COMPANY LLC	PLEASANTS ENERGY, LLC
DYNEGY COAL HOLDCO, LLC	PUBLIC POWER & UTILITY OF MARYLAND, LLC
DYNEGY COAL TRADING & TRANSPORTATION, L.L.C.	PUBLIC POWER & UTILITY OF NY, INC.
DYNEGY CONESVILLE, LLC	PUBLIC POWER, LLC (a Connecticut limited liability company)
DYNEGY ENERGY SERVICES (EAST), LLC	PUBLIC POWER, LLC (a Pennsylvania limited liability company)
DYNEGY ENERGY SERVICES, LLC	REGIONAL ENERGY HOLDINGS, INC.
DYNEGY KILLEN, LLC	RICHLAND-STRYKER GENERATION LLC
DYNEGY MARKETING AND TRADE, LLC	SANDOW POWER COMPANY LLC
DYNEGY MIDWEST GENERATION, LLC	SAYREVILLE POWER GP INC.
DYNEGY OPERATING COMPANY	SAYREVILLE POWER HOLDINGS LLC
DYNEGY POWER MARKETING, LLC	SAYREVILLE POWER GENERATION LP
DYNEGY RESOURCES GENERATING HOLDCO, LLC	SITHE ENERGIES, INC.
DYNEGY SOUTH BAY, LLC	SITHE/INDEPENDENCE LLC
DYNEGY STUART, LLC	SOUTHWESTERN ELECTRIC SERVICE COMPANY, INC.
EMERALD GROVE SOLAR, LLC	TEXAS ELECTRIC SERVICE COMPANY, INC.
ENERGY REWARDS, LLC	TEXAS ENERGY INDUSTRIES COMPANY, INC.
ENNIS POWER COMPANY, LLC	TEXAS POWER & LIGHT COMPANY, INC.
EQUIPOWER RESOURCES CORP.	TEXAS UTILITIES COMPANY, INC.
EVERYDAY ENERGY NJ, LLC	TEXAS UTILITIES ELECTRIC COMPANY, INC.
EVERYDAY ENERGY, LLC	TRIEAGLE 1, LLC
FAYETTE POWER COMPANY LLC	TRIEAGLE 2, LLC
[Signature Page to Tenth Supplemental Indenture]

FOREST GROVE SOLAR LLC	TRIEAGLE ENERGY LP
GENERATION SVC COMPANY	TRINIDAD POWER STORAGE LLC
HALLMARK SOLAR, LLC	TXU ELECTRIC COMPANY, INC.
HANGING ROCK POWER COMPANY LLC	TXU ENERGY RETAIL COMPANY LLC
HAYS ENERGY, LLC	TXU RETAIL SERVICES COMPANY
HOPEWELL POWER GENERATION, LLC	UPTON COUNTY SOLAR 2, LLC
ILLINOIS POWER GENERATING COMPANY	VALUE BASED BRANDS LLC
ILLINOIS POWER MARKETING COMPANY	VIRIDIAN ENERGY, LLC
ILLINOIS POWER RESOURCES GENERATING, LLC	VIRIDIAN ENERGY PA LLC
ILLINOIS POWER RESOURCES, LLC	VIRIDIAN ENERGY NY, LLC
ILLINOVA CORPORATION	VIRIDIAN INTERNATIONAL MANAGEMENT LLC
IPH, LLC	VIRIDIAN NETWORK, LLC
KINCAID GENERATION, L.L.C.	VISTRA ASSET COMPANY LLC
KENDALL POWER COMPANY LLC	VISTRA CORPORATE SERVICES COMPANY
LA FRONTERA HOLDINGS, LLC	VISTRA EP PROPERTIES COMPANY
LAKE ROAD GENERATING COMPANY, LLC	VISTRA FINANCE CORP.
LIBERTY ELECTRIC POWER, LLC	VISTRA INSURANCE SOLUTIONS LLC
LONE STAR ENERGY COMPANY, INC.	VISTRA PREFERRED INC.
LONE STAR PIPELINE COMPANY, INC.	VISTRA ZERO LLC
LUMINANT ADMINISTRATIVE SERVICES COMPANY	VOLT ASSET COMPANY, INC.
LUMINANT COAL GENERATION LLC	WASHINGTON POWER GENERATION LLC
LUMINANT COMMERCIAL ASSET MANAGEMENT LLC	WISE COUNTY POWER COMPANY, LLC
LUMINANT ENERGY COMPANY LLC	WISE-FUELS PIPELINE, INC.
LUMINANT ENERGY TRADING CALIFORNIA COMPANY	ZIMMER POWER COMPANY LLC

as the Subsidiary Guarantors

By: /s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer

[Signature Page to Tenth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as the Trustee

By: /s/ Christopher Spinelli
Name: Christopher Spinelli
Title: Vice President
[Signature Page to Tenth Supplemental Indenture]

SCHEDULE I
SUBSIDIARY GUARANTORS

Name	Jurisdiction
Angus Solar, LLC	Texas

Sch-I-1